UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

SYNLOGIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37566	26-1824804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 30
Winchester, Massachusetts		01890
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 659-2802

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SYBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (the “Form 8-K/A”) amends and restates the Current Report on Form 8-K of Synlogic, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on January 20, 2026 (the “Original Form 8-K”), which reported the delisting of the Company's shares of common stock from Nasdaq. This Form 8-K/A is being filed to include Item 8.01 to state that the Company believes that it is a “public shell” and to amend the disclosure in Item 3.01 to disclose the tier of the OTC Markets Group, Inc. upon which the Company expects its shares of common stock to be quoted.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 21, 2025, the Company received a letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that stated the Staff’s belief that the Company is a “public shell” and that, therefore, the continued listing of its securities is no longer warranted in the view of the Staff. In the Notice, the Staff explained that it based this belief on its review of the Company’s public disclosures and materials submitted to the Staff by the Company. The Notice further advised that, unless the Company timely requested a hearing before a Hearings Panel (the “Panel”), it would be subject to suspension/delisting on December 2, 2025. On November 28, 2025, the Company timely requested a hearing before the Panel, which temporarily stayed the suspension of trading and delisting of the Company’s common stock from Nasdaq. The hearing was scheduled for January 20, 2026.

After additional consideration, the Company has determined that it is no longer in its best interest to pursue continued listing of its common stock on The Nasdaq Capital Market and withdrew its request for a hearing on January 16, 2026. As a result, on January 16, 2026, the Company received notice from Nasdaq that its shares will be suspended at the open of business on January 21, 2026. Nasdaq is expected to file a Form 25 Notification of Delisting with the Securities Exchange Commission when all internal procedural periods have run.

The Company expects and plans for its shares of common stock to be quoted by the OTC Markets Group, Inc. (“OTC”) upon being delisted from Nasdaq and has submitted an application to have its securities traded on the OTCQB Venture Market (“OTCQB”) of OTC Markets Group.

The Company will continue to remain a reporting company under the Securities Exchange Act of 1934, as amended, and the transition to OTC is not expected to affect the Company’s business operations. The Company will make additional disclosures relating to post-suspension trading as that information becomes available.

Item 8.01 Other Information

Following the suspension of trading of the Company's shares of common stock on Nasdaq and delisting of the Company's shares of common stock from Nasdaq, the Company believes that it is a “public shell” under the Nasdaq rules. The Company expects and plans for its shares of common stock to be quoted by the OTCQB.

Forward Looking Statements

This Form 8-K/A contains “forward-looking statements” within the meaning of federal and state securities laws. Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including our expectations regarding the transactions described in this Form 8-K/A. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. Investors are cautioned not to place undue reliance on the forward-looking statements in this Form 8-K/A, which information set forth herein speaks only as of the date hereof. The Company does not undertake, and it expressly disclaims, any intention or obligation to update any forward-looking statements made in this Form 8-K/A, whether as a result of new information, future events or otherwise, except as required by law. A list and description of risks, uncertainties and other factors that could cause or contribute to differences in the Company’s results can be found in its filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings. The Company qualifies all of its forward-looking statements by these cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 29, 2026	Synlogic, Inc.
	By:	/s/ Mary Beth Dooley
	Name: Title:	Mary Beth Dooley Principal Executive Officer and Principal Financial Officer